EXHIBIT 12(b)

		    FLORIDA POWER & LIGHT COMPANY
			COMPUTATION OF RATIOS


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												Nine Months Ended
											       September 30, 1998
											     (Millions of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................         $  540
  Income taxes ............................................................................            305
  Fixed charges, as below .................................................................            159

    Total earnings, as defined ............................................................         $1,004

Fixed charges, as defined:
  Interest charges ........................................................................         $  149
  Rental interest factor ..................................................................              3
  Fixed charges included in nuclear fuel cost .............................................              7

    Total fixed charges, as defined .......................................................         $  159

Ratio of earnings to fixed charges ........................................................           6.31




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................          $ 540
  Income taxes ............................................................................            305
  Fixed charges, as below .................................................................            159

    Total earnings, as defined ............................................................         $1,004

Fixed charges, as defined:
  Interest charges ........................................................................         $  149
  Rental interest factor ..................................................................              3
  Fixed charges included in nuclear fuel cost .............................................              7

    Total fixed charges, as defined .......................................................            159

Non-tax deductible preferred stock dividends ..............................................             11
Ratio of income before income taxes to net income .........................................           1.56

Preferred stock dividends before income taxes .............................................             17

Combined fixed charges and preferred stock dividends ......................................         $  176

Ratio of earnings to combined fixed charges and preferred stock dividends .................           5.70
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